UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2010, the Board of Directors of Semtech Corporation (“the Company”) adopted the Semtech Corporation Executive Change in Control Retention Plan (the “Plan”).  On September 28, 2010, the Compensation Committee of the Company’s Board of Directors approved the participation in the Plan of the Company’s named executive officers, excluding the Chief Executive Officer, and certain other executives.

The Plan is designed to provide incentives for eligible persons to exert maximum efforts for the Company’s success even in the face of a potential Change in Control (as defined below).  Eligible persons are limited to certain executives who execute a letter agreement (the “Participation Agreement”) signed by a duly authorized Company officer in the form approved by and provided to the executive by the Administrative Committee tasked with administering the Plan (which is the Company’s Compensation Committee as of certain dates set forth in the Plan).

Under the Plan, a “Change in Control” means (i) a sale of all or substantially all of the assets of the Company; (ii) the acquisition of more than 50% of the voting power of the outstanding securities of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation) unless the Company’s stockholders of record, as applicable, as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the outstanding stock of the Company, as applicable) hold at least 50% of the voting power of the surviving or acquiring entity.

The Plan provides for acceleration of outstanding equity awards held by participants (subject to certain restrictions noted in the Plan) on the occurrence of a Change in Control.  In addition, in the event of a qualifying termination during a predefined period of time surrounding a Change in Control (the “Change in Control Window”), and unless a participant’s Participation Agreement states otherwise, the participant will be entitled to receive severance benefits in the form of (1) a lump sum cash payment in an amount equal to twelve months of such participant’s highest base salary during the six months prior to the Change in Control; (2) a lump sum cash payment in an amount equal to the greater of such participant’s target bonus for the fiscal year during or prior to the qualifying termination; and (3) reimbursement of premiums paid for continuation coverage for the lesser of (i) twelve months following termination of employment, or (ii) such earlier date on which the participant is eligible for other coverage, or is no longer eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  Any such severance benefits are limited to terminations occurring for Good Reason or not for Cause.

Under the Plan, “Good Reason” is limited to the occurrence without the written consent of a participant of one of the following acts by the Company or a Company affiliate: (i) a material reduction in a participant’s base salary or annual bonus potential; (ii) a material breach of a participant’s written employment agreement with the Company or a Company affiliate (unless the participant’s Participation Agreement provides otherwise); (iii) a material reduction in a participant’s authority, duties, or responsibilities; or (iv) reassignment of a participant’s primary place of employment to a location that is more than seventy-five (75) miles from such participant’s primary place of employment that both materially and adversely affects a participant’s commute based on such participant’s principal place of employment immediately prior to the time such reassignment is announced.  In order for a participant to terminate with Good Reason, (a) the participant must provide the Company with written notice of the participant’s intent to terminate his or her employment and a description of the event the participant believes constitutes Good Reason within 60 days after the initial existence of the event; (b) the Company or a Company affiliate (as applicable) must not cure the default that constitutes good reason within the 60 days following the date the participant provides such notice; and (c) the participant must actually terminate employment within the 30 days following the end of the Cure Period.

The Plan does not provide for any tax gross-ups.  Instead, the Plan generally provides that if the golden parachute tax rules would prevent the Company from recognizing a deduction with respect to Plan benefits that otherwise would be paid to a participant, the participant’s benefits will be cut back to the extent necessary to place the Company in the same economic position it would have been in had the Company been able to recognize a deduction.

The Plan conditions severance benefits on the affected participant’s execution of a binding release agreement.  The Plan generally conditions all benefits on the affected participant abiding by certain confidentiality, noncompetition, and other obligations.  The Plan also provides for repayment of Plan benefits to the extent required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or related rules and listing standards.

Unless extended by the Board of Directors, the Plan will automatically terminate on September 28, 2015, unless September 28, 2015 is during a Change in Control Window, in which case the Plan will terminate on the expiration of such Change in Control Window.  In addition, the Company may terminate or amend the Plan at any time, but no termination or amendment that occurs within a Change in Control Window will be effective as to a participant until the expiration of such Change in Control Window, unless the participant consents to the amendment or the amendment does not adversely affect the participant.

A copy of the Plan, and forms of the Participation Agreement for non-Swiss employees and the Participation Agreement for Swiss employees are filed as Exhibits 10.1, 10.2, and 10.3 to this Form 8-K and are incorporated by reference into this Item 5.02. The description of the Plan and Participation Agreements set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Plan and forms of Participation Agreements set forth in Exhibits 10.1, 10.2, and 10.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

10.1      Semtech Corporation Executive Change in Control Retention Plan

10.2      Form of Participation Agreement under the Semtech Corporation Executive Change in Control Retention Plan for non-Swiss employees

10.3      Form of Participation Agreement under the Semtech Corporation Executive Change in Control Retention Plan for Swiss employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2010	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
	Name:	Emeka Chukwu
	Title:	Chief Financial Officer